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                                                                   Exhibit 14.1



                   INTERNET ACCESSIBLE DATABASE WITH TELEPHONE
                                ENTRY CAPABILITY

                           THE FIELD OF THE INVENTION
                           --------------------------
         The present invention relates generally to an internet access database with telephone entry capability. More specifically, the present invention relates to a system and method for storing and manipulating data received from a remotely located employee in an internet accessible database.

                           BACKGROUND OF THE INVENTION
                           ---------------------------
         Throughout the United States and the world, there are various companies and businesses (companies) which have employees that perform work at locations remote from a centralized business location of the company. For example, cleaning services provide employees that travel to various remote locations to clean a home or business, etc. Likewise, repair services and installation services provide employees which travel to various locations to repair previously installed products, such as appliances, or install new products, respectively. Similarly, a building company or building contractor provides employees that travel to various locations to construct all or a portion of a building, such as a home or a work facility.
         With all of the above-discussed companies, it is difficult for the company to maintain accurate records regarding the amount of time worked by employees at a specific location or job. Since employees of these companies work outside of a single location, these employees are not capable of "punching in" at the beginning of the day and "punching out" at the end of the day. Rather, employees must manually keep track of their hours worked and enter these hours either manually (through use of paper and pen) or electronically (through use of a computer) into some type of system, such as an accounting system of the company. In these types of businesses, there is inherently the chance for error, either intentionally or unintentionally, in the record keeping process of an

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employee. These errors may result in an employee receiving unjustified compensation and clients being overcharged.
         Companies which have employees that work at remote locations have a desire to keep accurate records of their employees such that an employee is properly compensated for work performed and such that clients are properly billed for work performed. Therefore, there is a need for a system which employees can access from remote locations to maintain precise records of time spent working on various jobs such that the employees are properly compensated and customers are properly billed for work performed.

                            SUMMARY OF THE INVENTION
                            ------------------------
         The present invention provides a system and method for manipulating data relating to an employee of a business. The system and method includes an internet accessible database having telephone entry capabilities. The method of the present invention further includes accessing a data storage system through use of a telephone via a first connection, which can be a telephone line connection and/or an internet connection. Data is provided to the data storage system regarding a remotely located employee via the first connection. In one preferred embodiment, specific data relating to the identity of the employee, the location from which the employee is accessing the data storage system, and the exact time and data the employee accessed the data storage system is provided to the data storage system. The data storage system can also be accessed through use of a computer via a second connection, which can be a local area network (LAN) connection and/or an internet connection. The data provided via the first connection can be monitored and manipulated via the second connection. In one preferred embodiment, the provided data can be exported to a spreadsheet and further manipulated, forwarded to a printer, or used for billing or payroll purposes.
         In another preferred embodiment, a data collecting device and method for collecting and manipulating various data relating to at least one employee of a business located at a remote location from the data collector is described. The

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device includes an employee location identifier for identifying a location of an employee based upon a telephone number from which the employee is calling into the device via a telephone line and/or an internet connection. An employee identifier identifies the employee calling into the data collector. A real time identifier identifies the time at which the device receives the telephone communication from the employee. An event identifier identifies the event represented by the telephone communication from the employee. An elapsed time identifier calculates a time period that the employee is located at the remote location. A storage module stores information relating to the identification of the employee, the location of the employee, and the time period which the employee is located at the remote location.
         In yet another preferred embodiment, a system for receiving and manipulating data relating to at least one employee of a business is disclosed. The system includes an operator module for entering and storing data relating to the identification of an employee. The system also includes a password module for changing a password associated with an employee and a user module for displaying all time spent by an employee at a location relating to at least one job during a specified time period. The system further includes a caller identification modular which displays all telephone numbers from which the employee has called into the system and a billing module which displays an itemized list of all time spent by the employee at all locations during a specific time period. The system further includes an events module for displaying an itemized list of each time at least one employee accesses the system to begin or end a job. The system still further includes a clear module for clearing information from the system and a log out module for exiting the system.

                        BRIEF DESCRIPTION OF THE DRAWINGS
                        ---------------------------------
         Figure 1 is a block diagram illustrating an embodiment of the present invention.

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         Figure 2 is a block diagram illustrating an alternate embodiment of the present invention.
         Figure 3 is a flow chart illustrating a method of the present invention.
         Figure 4 is a block diagram illustrating various options of the present invention.
         Figure 5-19 are various computer-generated screens which are generated via a computer portraying various aspects of the present invention.

                    DESCRIPTION OF THE PREFERRED EMBODIMENTS
                    ----------------------------------------
         The present invention is a system and method for storing and manipulating data relating to an employee of a business. The system and method includes an internet accessible database having telephone entry capabilities.
         Figure 1 is a block diagram illustrating system 50 incorporating the present invention. System 50 includes telephone 52, computer 54, data storage system 56, printer 58, payroll system 60, and billing system 62. System 50 is a telephone line and network-based application which permits a company to keep track of various employees' time as they perform jobs for clients at locations remote from a central location. System 50 also provides information about the activities, locations, and productivity of a workforce of a company. System 50 utilizes regular telephone lines; therefore, system 50 is economical and easy to use.
         System 50 accomplishes several tasks and provides many benefits to its users. A telephone call by employee 64 from telephone 52 permits employee 64 to clock in and clock out of data storage system 56 from jobs or projects that they are working on, regardless of their locations. Data storage system 56 stores various data relating to the identity of employee 64 and the location of employee 64. Employee 64 is connected to data storage system 56 via telephone 52 and connection 68. In the embodiment shown in Figure 1, connection 68 is a standard telephone line connection. Information relating to the identification of employee 64, the location of employee 64, and the specific time of the

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communication between employee 64 and data storage system 56 are automatically captured by data storage system 56, as will be later described in detail.
         Employee 66, via computer 54 and connection 70, can access various data within data storage system 56. In one preferred embodiment, connection 70 between computer 54 and data storage system 56 is a local area network (LAN) connection. In another preferred embodiment, connection 70 can be a network connection which includes an internet connection. As will be later described in detail, employee 66 can review and/or manipulate various data within data storage system 56. For example, employee 66 may forward various data from data storage system 56 to printer 58, payroll system 60, and billing system 62. In one preferred embodiment, the desired data is formatted into a spread sheet program, such as the Microsoft Excel program, prior to forwarding the data to its final destination. The data or information can be printed out via printer 58, used to assist in the calculation of the salary of employee 64 via payroll system 60, and/or used to assist in the billing of a client for work completed by employee 64 via billing system 62. Desired information is forwarded to printer 58, payroll system 60, and billing system 62 via connections 72, 74, and 76, respectively. Connections 72, 74, and 76, similar to connection 70, represent connections within a LAN system or a network connection which includes an internet connection.
         Figure 2 is a block diagram illustrating another embodiment of the present invention. In particular, Figure 2 shows system 90, which is similar to system 50 of Figure 1. Similar components and features of systems 50 and 90 have been labeled as such. System 90 of Figure 2 differs from system 50 of Figure 1 in that remotely located employee 64 accesses data storage system 56 via telephone 52, satellite system 92, and connections 94 and 96. While connection 68 of Figure 1 represents a standard telephone line connection, connections 94 and 96 each represent a combination of a telephone line connection and/or an internet connection. Satellite system 92 represents any

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type of system which facilitates an internet connection between telephone 52 and data storage system 56. In one preferred embodiment, employee 64 is only required to dial a local (non-long distance) telephone number. The call is then routed via internet connection 96 to data storage system 56, regardless of the location of employee 64 with respect to data storage system 56. Other than the discussion with respect to connection 68, all discussion relating to system 50 of Figure 1 applies to system 90 of Figure 2.
         Figure 3 is a flow chart which describes the method of which an employee, such as employee 64 shown in Figures 1 and 2, utilizes systems 50 or 90 from a location remote from data storage system 56. At step 100, employee 64 accesses data storage system 56 via telephone line connection 68 or a combined telephone line connection 94 and internet connection 96. At step 102, the specific location of employee 64 is provided to data storage system 56 via a caller identification system connected to data storage system 56. The caller identification system provides the name of an individual or business to which the telephone number from which employee 64 is calling is assigned. Caller identification systems have become standard devices known in the art which provide information regarding an incoming telephone call. The information can include the telephone number at the location of an incoming call, the identification of the person or business associated with the telephone number, and the time and date of the incoming call.
         At step 104, a specific time of the telephone call initiated by employee 64 via telephone 52 to data storage system 56 is provided to data storage system 56 by the caller identification system. At step 106, an identifying characteristic of employee 64 is provided to data storage system 56. In particular, employee 64 inputs a personal identification number (PIN) via the keypad of telephone 52 which uniquely identifies employee 64. At step 108, a customer identification code is provided to data storage system 56. In particular, employee 64 enters a series of numbers via the keypad of telephone
52 which uniquely identifies the customer or project which employee 64 is performing. It is necessary to

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manually enter the customer number since several telephone numbers may be assigned to a single business. Depending on the businesses telephone set-up, a caller identification system may or may not properly identify the business.
         At step 110, the data described with reference to steps 102-108 is stored within data storage system 56. If employee 64 is not presently clocked in to data storage system 56 as activity working on a job or project, data storage system 56 automatically indicates a clocked in mode. Conversely, if employee 64 is already clocked in to data storage system 56, data storage system 56 automatically clocks out employee 64.
         Figure 4 is a block diagram illustrating various modules associated with systems 50 and 90 shown in Figures 1 and 2. All modules shown in Figure 4 are part of data storage system 56 and can be accessed via computer 54. Employee 66 first logs in to system 50 or 90 via computer 54. Computer 54 displays a screen (later described) which requests information from employee 66 to log in to data storage system 56 (login module 122). Employee 66 provides a customer number representing the company for which employee 66 is employed, an operator identification code which uniquely identifies operator 66 to data storage system 56, and a password unique to operator 66. At this point, employee 66 is presented with a computer screen which welcomes employee 66 to data storage system 56, identifies employee 66, and provides the date and time at which employee 66 logged in to data storage system 56. Once employee 66 is logged into data storage system 56, employee 66 has various options. Particularly, employee 66 can access various modules such as operators module 124, change password module 126, users module 128, caller identification module 130, billing module 132, events module 134, clear module 136, and log out module 138. Modules 124-138 will further be described with reference to Figures 5-19.
         Employee 66 can add operators, update operators, or delete operators by accessing modules 140, 142, and 144 via operators module 124. Similarly, employee 66 can manually clock in or clock out employees, update user information for employees, add new employees, change the status of an

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employee with respect to administrative rights, and export text to printer 58, payroll system 60, and billing system 62. Employee 66 can achieve these tasks by accessing various modules via user's modules 128 such as clocked in/clocked out employees module 146, update user information module 148, add employees module 150, change status 152, and export text module 154, respectively. Likewise, via billing module 132, employee 66 can select a specific time period to view data and export data to printer 58, payroll system 60, billing system 62 by accessing select time period module 156 and export text 154, respectively. Additionally, employee 66 can access select time period module 158 via clear module 136.
         Modules 122-158 will further be described with reference to Figures 5-19. Figures 5-19 show various computer-generated screens which employee 66 can access via computer 54.
         Figure 5 is a replica of a computer-generated screen which is displayed on computer 54 prior to logging into data storage system 56, shown in Figures 1 and 2. Figure 5 illustrates login screen 160 which represents login module 122 of Figure 4. Login screen 160 includes customer input block 162, operator input block 164, password block 166, and login icon 168. In order for an employee to access data storage system 56 via computer 54, employee 66 must enter a customer identification number, an operator identification number, and a password. A customer number is a unique alphanumeric code which identifies the company for which employee 66 is employed. An operator number is a unique alphanumeric code which identifies employee 66. A password is a unique alphanumeric code which confirms the identity of employee 66. In one preferred embodiment, the operator number and password codes are case sensitive (i.e., upper and lower case letters).
         Once employee 66 enters a customer identification number, an operator identification number, and a password, employee 66 would utilize a mouse or mouse-like device connected to computer 54 to position a cursor on top of login icon 168 and single click on login icon 168, as is well known in the computer

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field. Completing this process permits employee 66 to access data storage system
56 and the screen shown in Figure 6 is displayed on computer 54.
         Figure 6 illustrates computer-generated welcome screen 170. Once employee 66, shown in Figures 1 and 2, properly accesses data storage system 56 via computer 54, welcome screen 170 would appear on computer 54. Welcome screen 170 includes customer identification 172, operator identifications 174A and 174B, date 176, time 178, and navigation menu 180. Customer identification 172 identifies the company for which operator 174 is employed, while operator identifications 174A and 174B identify the operator logged in to data storage system 56 (i.e. employee 66). Date and time 174 and 176 represent the precise date and time which operator 174 logged into data storage system 56.
         Navigation menu 180 is shown on the left side of welcome screen 170. However, it is understood in the art that navigation menu 180 can be positioned at various locations on welcome screen 170 without deviating from the present invention. Navigation menu 180 includes several options which permit employee 66 to access various modules of data storage system 56. In particular, employee 66 can access operators module 124, change password module 126, users module 128, caller identification module 130, billing module 132, events module 134, clear module 136, or log-out module 138 (modules 124-138 are shown in Figure 4) by moving a cursor on top of operators icon 182, change password icon 184, user icon 186, caller identification 188, billing icon 190, events icon 192, clear icon 194, or log-out icon 196, and single clicking on the mouse associated with the computer 54. As previously discussed, utilizing a mouse or mouse-like device connected to computer 54 to move a cursor about a screen and click on various icons is known to those in the art. It is also known to single click or double click (depending upon the design of the computer and/or the mouse) the mouse once a cursor is positioned on top of an icon to go a module associated with the icon.

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         Figure 7 illustrates computer-generated screen 200, which corresponds to operator's module 124 shown in Figure 4. Employee 66 can view screen 200 via computer 54 and determine which employees have administrative rights and which employees do not have administration rights. Administration rights allow an employee to enter and further manipulate information within data storage system
56. Employee 66 can gain access to screen 200 by clicking on operators icon 182 of navigation menu 180. Screen 200 includes customer identification 172, operator identification 174A, navigation menu 180, data lines section 202, and add icon 204.
         The first time a company accesses systems 50 or 90, shown in Figures 1 and 2, employee 66 will want to add operators and set their passwords and administration rights. If this were the first time an employee of ABC Corporation accessed data storage system 56, no operator names would appear in data lines section 202. Rather, a single line would be shown which includes Operator No. 1 with the word "default" listed under the description and with a "Y" listed under administrative rights indicating that Operator No. 1 has administrative rights to add additional operators. To add operators, employee 66 clicks on add icon 204 such that screen 210 of Figure 8 appears. Alternatively, to update information regarding a specific user, such as altering their administration rights, employee 66 clicks on the number in the "Operator" column associated with a specific person and screen 230 of Figure 9 would appear.
         Figure 8 illustrates computer-generated screen 210 which represents an add operator screen of data storage system 56 shown in systems 50 or 90 and corresponds to add operators module 140 of Figure 4. To add an operator, employee 66 clicks on description box 212. Employee 66 then enters the name of the operator to be added to the system. After the name was entered in description box 212, employee 66 advances to administrative box 214. Administration box 214 permits employee 66 to select whether the new operator either has or does not have administration rights. Employee 66 clicks on the

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down arrow button within administrative box 214 and either selects a letter `Y,'
thereby granting full administrative rights to the newly added operator, or selects a letter `N,' thereby not granting administrative right to the newly added operator.
         An operator with full administrative rights can create other operators (users) within data storage system 56, can view all data within data storage system 56, and can clear data from data storage system 56. Conversely, an operator with no administrative rights cannot change any data in data storage system 56 except for changing their own password.
         Once the administrative rights for an operator has been selected, employee 66 enters an initial password for this particular operator in password box 216. The password is then confirmed in password box 218. In one preferred embodiment, the password can be alpha numeric and is case sensitive (i.e., upper and lower case letters). After all information has been entered, employee 66 clicks on update icon 220, and the new operator is entered into data storage system 56. Data storage system 56 assigns the next consecutive operator number. To review the newly added operator information, employee 66 clicks on operators icon 182 of navigation menu 180.
         Figure 9 illustrates computer-generated screen 230 which represents an update operators screen of data storage system 56 shown in system 50 or 90 and corresponds to update operators module 142 of Figure 4. Specific operator information can be changed through screen 230. More specifically, to change information, employee 66 positions a mouse associated with computer 54 over the information to be changed and deletes the information. The new information is then typed over the old information. Once the information to be changed has been properly entered, employee 66 clicks on update icon 220 to update data storage system 56. If all information relating to a specific operator is to be deleted, employee 66 simply clicks on delete icon 232 and the operator information shown on screen 230 is deleted from data storage system 56. For example, as shown in Figure 9, if delete icon 232 is pressed, all information

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corresponding to Jane Doe would be deleted from data storage system 56. Only operators having administrative rights can change their password through screen
230. Operators who do not have administrative rights must use computer-generated screen 240 shown in Figure 10.
         Figure 10 illustrates computer-generated screen 240 which represents a change password screen of data storage system 56 shown in systems 50 or 90 and corresponds to change password module 126 of Figure 4. An operator without administrative rights can change his/her password via computer-generated screen
240. Computer-generated screen 240 is accessed via change password icon 184 of navigation menu 180. Computer-generated screen 240 shows various information including customer identification 172, operator identification 174A, operator number 242, description 244, data entry box 246, data entry box 248, and change icon 250.
         Screen 240 allows operators who do not have full administrative rights to change their password. This feature provides increased security in the event that an operator suspects that their password has been compromised. To change a password, employee 66 clicks on data entry box 246 and types in their existing password. Employee 66 then clicks on data entry box 248 and enters a new password. As previously discussed, in one preferred embodiment, a password can be alpha numeric and case sensitive. Once the old and new passwords are entered, employee 66 clicks on change icon 250 to complete the procedure, thereby updating data storage system 56.
         Figure 11 illustrates computer-generated screen 260 which represents a users screen of data storage system 56 shown in systems 50 or 90 and corresponds to users module 128 of Figure 4. Computer-generated screen 260 includes customer identification 172, operator identification 174A, navigation menu 180, clocked in box 262A, clocked out box 262B, OK icon 262C, user column 264, description column 266, caller identification column 268, caller name column 270, stamp in column 272, elapsed time column 274, estimated

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time column 276, user identification column 278, billing column 280, change status column 282, data rows 284 and 286, and export icon 288.
         Computer-generated screen 260 represents a user list page of data storage system 56. The users are the employees of ABC Corporation who will be in the field performing jobs or tasks for ABC Corporation. In order to check or uncheck clocked in and clocked out boxes 262A and 262B, employee 66 positions a mouse over a specific box and clicks on the mouse, thereby changing the check marker (i.e., from checked to unchecked, or from unchecked to checked).
         With both clocked in box 262A and clocked out box 262B checked, employees 66 can click on OK button 262C to view information relating to all users and their current job status. To see only information relating to clocked in employees, employee 66 checks clocked in box 262A and unchecks clocked out box 262B. Conversely, to see only information relating to clocked out employees, employee 66 unchecks clocked in box 262A and checks clocked out box 262B.
         Screen 260 includes various information such as a user (employee) number under user column 264, the name of the user under description column 266, a caller identification of the phone number from which an employee called when they were clocked in under caller identification column 268, and a name of the location from which the employee called under caller name 270. Screen 260 also shows the date and time that the employee clocked in under stamped in column 272, the time elapsed since the employee clocked in under elapsed time column 274, an estimated time that the job will take under estimated time column 276, and a user identification number under user identification column 278 which, as previously discussed, uniquely identifies an employee.
         Employee 66 can manipulate the information shown on screen 260 in various ways. First, employee 66 can export the information shown on screen 260 to printer 58 via export icon 288. By clicking on export icon 288, the information shown on screen 260 will be supplied to printer 58 via connection

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72 (shown in Figures 1 and 2). Second, employee 66 can access detailed billing information regarding a specific employee by positioning a cursor associated with computer 54 on top of the word "billing" associated with a specific employee and clicking the mouse. Third, employee 66 can clock out an employee which is presently clocked in to data storage system 56 by clicking on the phrase "clock out" under change status column 282 of any employee that is currently clocked in to the system. This feature can be used when an employee clocks in to system 56, but forgets to clock out of system 56 upon completion of a job.
         Computer-generated screen 290, shown in Figure 12, represents an add user screen of data storage system 56 shown in systems 50 or 90 and corresponds to add employees module 150 of Figure 4. Employee 66 accesses screen 290 by clicking on add icon 289, shown in Figure 11. Screen 290 permits employee 66 to enter new users or employees into data storage system 56. Data storage system 56 automatically assigns the next available numeric user number in user box 292. Employee 66 must enter a user identification number in user identification box
294. The user identification number must be numeric and long enough to be difficult to randomly duplicate but short enough for the employee to remember. The user identification number entered into box 294 is the code which the assigned employee types on the telephone touch pad when he/she calls to check in or check out of data storage system 56. The user identification number functions as the personal identification number (PIN) for that employee. Finally, employee 66 enters the name of the employee in description box 296 and clicks on update icon 298 to update data storage system 56.
         Computer-generated screen 300, shown in Figure 13, represents an update user information screen of data storage system 56 shown in systems 50 and 90 and corresponds to update user information module 148 of Figure 4. Screen 300 permits an employee to modify user (employee) information in data storage system
56. Employee 66 accesses screen 300 by clicking on the user

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number associated with an employee on the user page represented by computer-generated screen 260, shown in Figure 11. Screen 300 permits employee 66 to modify user (employee) information in the system. Both the user identification code in box 304 and the description code in box 306 can be modified. To make changes, employee 66 highlights and deletes the data to be modified in either user identification box 304 or description box 306 and types in the new data. By clicking on update icon 308, the changes are stored in data storage system 56. To delete the selected user from the system, employee 66 clicks on delete icon 310 and the user (Joe Smith) is removed from data storage system 56.
         Computer-generated screen 320, shown in Figure 14, represents a billing screen of data storage system 56 shown in systems 50 and 90 and corresponds to billing module 132 of Figure 4. Screen 320 illustrates various billing information about a particular employee, for example, Jane Doe. Computer-generated screen 320 is accessed by clicking on the billing link associated with an employee on the user list page shown in Figure 11 on computer-generated screen 260. By clicking on the billing link associated with a user on computer-generated screen 260, computer-generated screen 320 appears. It is a log of all time spent at each job that a specific employee has performed during a specific time period chosen by employee 66. Computer-generated screen 320 is also accessed via billing icon 190 of navigation menu 180.
         Screen 320 includes various information including customer identification 172, operator identification 174A, navigation menu 180, export icon 288, user information 322, starting date 324, ending date 326, okay icon 328, billing column 330, stamp in column 332, stamp out column 334, caller identification column 336, caller name column 338, extra data column 340, lapsed time column 342, information rows 344-352, number of callers 354, and elapsed time 356.
         To select a time period for which to review job data for an employee, start date 324 and ending date 326 are provided via pull-down menus. Once the selected time period has been chosen, employee 66 clicks on OK icon 328 and

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data storage system 56 will display only job data for the selected employee
(Jane Doe) performed during the date range specified. This feature gives data storage system 56 the benefit of flexibility in calculating hours worked by an employee without having to clear other historical data not in the selected time frame. In addition, with respect to calculating payroll for an employee, such as employee Jane Doe, data storage system 56 eliminates any extra job data that may have been collected prior to or after the desired pay period. The data shown in computer-generated screen 320 is easily exported to a spreadsheet, such as an Excel spreadsheet, for manipulation, tabulation of hours, or payroll calculations, through use of export icon 288.
         Number of calls 354 indicates the total number of jobs performed during a specified time period, while elapsed time 356 indicates the total amount of time spent on all jobs during the specified time period. Extra data column 340 can be used to input additional information about a particular job. In one preferred embodiment, a billing rate of an employee may be entered under extra data column 340. In another preferred embodiment, the estimated time for which the time should take to complete may be entered and displayed under extra data column 340.
         Computer-generated screen 360, shown in Figure 15, represents a caller identification screen of data storage system 56 shown in systems 50 or 90 and corresponds to caller identification module 130 of Figure 4. Screen 360 provides a list of all caller identifications that data storage system 56 has collected. Screen 360 includes various information including customer identification 172, operator identification 174A, navigation menu 180, clocked in box 262A, clocked out box 262B, OK icon 262C, caller identification column 362, caller name column 364, user column 366, stamped in column 368, elapsed time column 370, billing column 372, change status column 374, and data information rows 376-386. Screen 360 can be accessed by clicking on caller identification icon 188 of navigation menu 180. To utilize the caller identification aspect of data storage system 56, the various caller identifications

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and names of the locations from which employees (users) will be calling from must be initially entered into data storage system 56. Data storage system 56 will then reject any calls made from caller identification locations which have not been entered into the system. In another preferred embodiment, where the various caller identification information has not been initially entered into data storage system 56, data storage system 56 will collect caller identification information and add this information to data storage system 56 automatically. However, data storage system 56 will not have the ability to recognize an incoming call from an invalid location.
         When a call comes in to data storage system 56 from employee 64, various information is stored in data storage system 56. Examples of stored information include a phone number from which employee 64 is calling is stored under caller identification column 362. The name of the company from which employee 64 is calling is stored under caller name column 364.
         Screen 360 also includes a stamped in time under stamped in column 368 which indicates the date and precise time when an employee calls in to data storage system 56 at the start of a job. Screen 360 also includes an elapsed time under elapsed time column 370 which indicates the amount of time an employee has been clocked into data storage system 56. If an employee initially calls into data storage system 56 at the start of a job and then calls in a second time at the completion of the job, no information will be shown under columns 366, 368, 370, and 374. Change status column 374 permits employee 66 to manually clock out another employee, such as Jane Doe in Figure 15. This clock out feature would be used in situations where it appears that an employee had clocked into data storage system 56 at the beginning of a job, but failed to clock out of data storage system 56 at the end of the job.
         Billing column 372, shown in Figure 15, enables employee 66 to see the exact time billed at each caller identification location. This can be done by clicking on the word "billing" icon in the row associated with the location which it is desired to see the exact time billed. By clicking on the billing link of a

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particular row, computer-generated screen 390, shown in Figure 16 will be displayed on computer 54.
         Screen 390 displays a list of all jobs performed at a particular caller identification location. Screen 390 shows the billing sequence number under column 330, the time the employee called to clock into data storage system 56 under stamp in column 332, and the time the employee called to clock out of the data storage system 56 under stamp out column 334. Screen 390 also includes the name and employee number of the user (employee) who performed the job under user column 394, the company name at which the job was performed under caller name column 338, and the time spent on the job under elapsed time column 342. As previously discussed, extra data column 340 can be used to input additional information about a particular job. In one preferred embodiment, a billing rate of an employee may be entered under extra data column 340. In another preferred embodiment, the estimated time for which the time should take to complete may be entered and displayed under extra data column 340.
         Computer-generated screen 390 permits employee 66 to easily tabulate the number of visits to each location and the time spent at a location for billing purposes. To export the data from screen 390, employee 66 clicks on export icon 288 to forward the data in rows 395 and 397 to a spreadsheet as previously discussed. The information is easily then manipulated. The information can also be transported to printer 58, payroll system 60, or billing system 62, as shown in Figures 1 and 2.
         Computer-generated screen 400, shown in Figure 17, represents a billing screen of data storage system 56 shown in systems 50 and 90 and corresponds to billing module 132 of Figure 4. Screen 400 can be accessed by clicking on billing icon 190 of navigation menu 180. Screen 400 is a log of all time spent on all completed jobs by all employees (users) during a specific time period. To select the desired time period, start date box 324 and end date box 326 include a pull down menu for a user to set the "from date" and the "to date" of the desired

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

information. Screen 400 further includes billing column 330, stamp in column 332, stamp out column 334, user column 394, caller ID column 336, caller name column 338, extra data column 340, elapsed time column 342, information rows 402-408, number of calls 410, elapsed time 412, and export icon 288.
         The billing feature shown on screen 400 provides a user the benefit of reviewing total hours worked by all employees during a specified time period without having to clear historical data at time periods other than the specified time period. Therefore, the number of hours worked by all employees in a specified time period can be analyzed for a specific company. In addition, the data shown in screen 400 can be exported to a spread sheet within data storage system 56, or can be exported to printer 58, payroll system 60, or billing system 62 for further analysis and manipulation via export icon 288. Finally, at the bottom of screen 400 is the total number of calls made during the specified time period, represented by numeric 410, as well as the total hours worked on jobs during the specified time period, as represented by numeric 412.
         Computer-generated screen 420, shown in Figure 18, represents an events screen of data storage system 56 shown in systems 50 and 90 and corresponds to events module 134 of Figure 4. Screen 420 can be accessed by clicking on events icon 192 of navigation menu 180. Screen 420 shows various information including customer identification 172, operator identification 174, navigation menu 180, export icon 288, start date 352, end date 354, start date boxes 324, end date boxes 326, okay icon 328, stamped column 372, user column 394, location column 422, extra data column 340, caller name column 338, caller identification column 336, user identification column 424, and data communication columns 426-442. Screen 420 provides a list of all checked in and checked out activity for all employees of a specified company for a specific date range. Screen 420 provides all information pertaining to employee activity on a real time basis. Screen 420 ensures that employees (users) are using the system properly and consistently. The information on screen 420 provides the time a call was made, the user who made the call, a location code from where the

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

call was made, any extra data specific to the company being evaluated, the location from where the call was made, the phone number from which the call was made, and a user identification of the employee who made the call. As previously discussed, the specific range of dates can be chosen utilizing starting date boxes 324 and ending date boxes 326.
         A location code, which would be listed under location column 422, can be used to specify a location where an employee is working where a business has multiple caller identifications corresponding to multiple internal telephones. However, a single company is to be billed for all jobs performed at specified locations. Extra data information, which can be entered under extra data column 340 can be specific codes for a specific customer. For example, extra data could include a work order number used to assign a specific job.
         Computer-generated screen 450, shown in Figure 19, represents a clear data screen of data storage system 56 shown in systems 50 and 90 and corresponds to clear module 136 of Figure 4. This screen can be accessed via clear icon 194 of navigation menu 180, and permits removal of event and billing information for selected date ranges.
         Once specific data has been either been saved or exported to an external source, such as printer 58, payroll system 60, or billing system 62, computer-generated screen 450 can be used to clear unwanted information from data storage system 56.
         Screen 450 includes various information including customer identification 172, operator identification 174B, navigation menu 180, starting date boxes 452, ending date boxes 454, billing boxes 456, events box 458, and okay icon 460. To clear event data, click on the event box 458 and a check mark will appear in the box. To clear the check box, click on event box 458 again and the check mark will disappear. When event box 458 is checked, the specific starting and ending dates of event information to be cleared can be entered via starting date boxes 452 and ending date boxes 454. Clicking on okay icon 460

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

will clear the specified information from data storage system 56. This process can be repeated with respect to billing check box 456.
         To exit data storage system 56, a user can click on log out icon 196 of navigation menu 180. Computer 54 would then exit data storage system 56 and computer 54 would return to the original login screen, represented by computer-generated screen 160, shown in Figure 5.
         In summary, the present invention is a system and method for storing and manipulating data relating to an employer of a business. The system and method includes an internet accessible database having telephone entry capabilities. More particularly, a method of collecting and monitoring data relating to an employee of a business at a remote location is disclosed. The method includes accessing a data storage system via a first connection through use of a telephone line. Data is provided to the data storage system regarding an employee located remote from the data storage system via the first connection. The data storage system can also be accessed via a second connection through use of a computer. The provided data can be monitored and manipulated via the second connection.
         The present invention also includes a data collecting device for collecting and manipulating various data relating to an employee of a business located at a remote location from the data collecting device. The data collecting device includes an employee location identifier for identifying a location of an employee based upon a telephone number from which the employee is calling into the data collecting device via a telephone line and an employee identifier for identifying the employee calling into the data collecting device. The data collecting device further includes a real time identifier for identifying the time at which the data collecting device receives a telephone communication from the employee and an event identifier for identifying the event represented by the telephone communication from the employee. Additionally, the data collecting device includes an elapsed time identifier for calculating a time period which the employee is located at the remote location and a storage module for storing information relating to the identification of the employee, the location of the

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

employee, and a time period which the employee is located at the remote location.
         Finally, the present invention includes a method of collecting and manipulating data relating to an employee at a remote location. The method includes identifying a location of an employee based upon a telephone number from which the employee is communicating and identifying the identity of the employee. The method further includes identifying a time of a telephone communication and identifying an event represented by a telephone communication. The method further includes calculating a time period which the employee is located at the remote location. The method still further includes storing information relating to the identification of the employee, the location of the employee, and a time period which the employee is located the remote location.
         Although specific embodiments have been illustrated and described herein for purposes of description of the preferred embodiment, it will be appreciated by those of ordinary skill in the art that a wide variety of alternate and/or equivalent implementations calculated to achieve the same purposes may be substituted for the specific embodiments shown and described without departing from the scope of the present invention. Those with skill in the chemical, mechanical, electro-mechanical, electrical, and computer arts will readily appreciate that the present invention may be implemented in a very wide variety of embodiments. This application is intended to cover any adaptations or variations of the preferred embodiments discussed herein. Therefore, it is manifestly intended that this invention be limited only by the claims and the equivalents thereof.

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

WHAT IS CLAIMED IS:
-------------------

1. A method of collecting and monitoring data relating to an employee of a business at a remote location, the method comprising:

         accessing a data storage system via a first connection through use of a telephone line;
         providing data to the data storage system regarding an employee located remote from to the data storage system via the first connection;
         accessing the data storage system via a second connection through use of a computer; and
         monitoring the provided data via the second connection.

2. The method of claim 1, wherein the step of providing data to the data storage system further comprises:

         providing an identifying characteristic of the employee to the data storage system.

3. The method of claim 1, wherein the step of providing data to the data storage system further comprises:

         providing data to the data storage system via a caller identification system.

4. The method of claim 3, wherein the step of providing data to the data storage system further comprises:

         providing a specific geographic location to the data storage system.

5. The method of claim 3, wherein the step of providing data to the data storage system further comprises:

         providing a specific time to the data storage system.

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

6.       The method of claim 1, and further comprising:

         accessing the data storage system via a combination of a telephone line connection and an internet connection; and providing data regarding the remotely located employee to the data storage system via the combination of the telephone line connection and the internet connection.

7.       The method of claim 1, and further comprising:

         entering a customer identification code via the first connection.

8.       The method of claim 1, and further comprising:

         entering a user identification code via the first connection.

9.       The method of claim 1, and further comprising:

         providing a time in entry representing a specific time which the employee begins working at the remote location.

10.      The method of claim 1, and further comprising:

         providing a time out entry representing a specific time which the employee finishes working at the remote location.

11.      The method of claim 1, and further comprising:

         exporting the provided data via the second connection to a spreadsheet formatted file.

12.      The method of claim 1, and further comprising:

         manipulating the provided data via the second connection to generate a desired report.

13.      The method of claim 1, and further comprising:

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

         generating a bill based upon the provided data.

14.      The method of claim 1, and further comprising:

         generating an employee payroll report based upon the provided data.

15. A data collecting device for collecting and manipulating various data relating to an employee of a business located at a remote location from the data collecting device, the data collecting device comprising:

         an employee location identifier for identifying a location of an employee based upon a telephone number from which the employee is calling into the data collecting device via a telephone line;
         an employee identifier for identifying the employee calling into the data collecting device via the telephone line;
         a real time identifier for identifying the time at which the data collecting device receives a telephone communication from the employee;
         an event identifier for identifying the event represented by the telephone communication from the employee;
         an elapsed time identifier for calculating a time period which the employee is located at the remote location; and a storage module for storing information relating to the identification of the employee, the location of the employee, and the time period which the employee is located at the remote location.

16. A method of collecting and manipulating data relating to an employee at a remote location, the method comprising:

         identifying a location of an employee based upon a telephone number from which the employee is communicating via a telephone line; identifying the employee calling into the data collector via the standard telephone line;
         identifying a time of a telephone communication from the employee;

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

         identifying an event represented by the telephone communication from the employee;
         calculating a time period which the employee is located at the remote location; and
         storing information relating to the identification of the employee, the location of the employee, and the time period which the employee is located at the remote location.

17. The method of claim 16, wherein the step of identifying a location of an employee further comprises:

         identifying the location of an employee via a caller identification system.

18. The method of claim 16, wherein the step of identifying a time of the telephone communication further comprises:

         identifying the time of the telephone communication via a caller identification system.

19. A system for receiving and manipulating data relating to at least one employee of a business, the system comprising:

         an operator module for entering and storing data relating to an identification of an employee;
         a password module for changing a password associated with the employee;
         a user module for displaying all time spent by the employee at a location relating to at least one job during a specified time period;
         a caller identification module for displaying all telephone numbers from which the employee has called into the system;
         a billing module for displaying an itemized list of all time spent by the employee at all locations relating to all jobs during a specified time period;

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

         an events module for displaying an itemized list of each time at least one employee accesses the system to begin or end a job;
         a clear module for clearing information from the system; and a log out module for exiting from the system.

20.      The system of claim 19, and further comprising:

         an add operator module for adding additional employees into the system.

21.      The system of claim 19, and further comprising:

         an update module for updating information relating to an employee.

22.      The system of claim 19, and further comprising:

         a change password module for changing a password for an employee.

23.      The system of claim 19, and further comprising:

         a time period modular for displaying a time log at which an employee works on a specific job.

24.      The system of claim 19, and further comprising:

         an employee log out modular for logging out an employee from the system.

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                   INTERNET ACCESSIBLE DATABASE WITH TELEPHONE
                                ENTRY CAPABILITY

                           ABSTRACT OF THE DISCLOSURE
                           --------------------------
         A system and method for storing and manipulating data relating to an employee of a business is disclosed. The system and method includes an internet accessible database having telephone entry capabilities. The method includes accessing a data storage system through use of a telephone via a first connection. Data regarding a remotely located employee is provided to the data storage system via the first connection. The data storage system can also be accessed through use of a computer via a second connection to view the provided data. The provided data can be monitored via the second connection. Various functions can be performed on the provided data via the second connection.

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